Exhibit 10.1

2013 Bonus Awards

Name and Title	Bonus Target*	Goal Percentage Achieved	Bonus Target Achieved*	2013 Salary	Total Cash Bonus Awarded	Restricted Stock Unit Awards
Charles J. Link, Jr., M.D.	55%	100%	55%	$540,800	$297,440	12,500
Chairman of the Board and Chief Executive and Scientific Officer
Nicholas N. Vahanian, M.D.	45%	100%	45%	$420,000	$189,000	9,500
President and Chief Medical Officer
Gordon H. Link, Jr.	35%	85%	30%	$286,600	$85,264
Chief Financial Officer
W. Jay Ramsey, M.D., Ph.D.	30%	100%	30%	$283,800	$85,140
Quality Assurance Officer
*Bonus Targets listed as percentage of 2013 Base Salary